Exhibit (a)(1)(F)

Offer to Purchase

by

Yahoo! Inc.

for

Up to $3,000,000,000 of its Common Stock

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 13, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 16, 2017

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 16, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Yahoo! Inc., a Delaware corporation (“Yahoo” or the “Company”), to purchase for cash up to $3,000,000,0000 of shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to (i) auction tenders (“Auction Tenders”) at prices equal to (A) the Alibaba VWAP (as defined below), multiplied by (B) multiples specified by tendering stockholders not greater than 0.420 nor less than 0.370 (the “Permitted Range”), provided that in no event will the Purchase Price (as defined below) be less than $37.00 per Share, or (ii) purchase price tenders (“Purchase Price Tenders”) pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer, in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. Capitalized terms used in this letter but not defined herein have the meanings given in the enclosed Offer to Purchase.

The “Alibaba VWAP” (determined as described in the Offer to Purchase) means the daily volume-weighted average price for an American Depositary Share (“ADS”) of Alibaba Group Holding Limited (“Alibaba”), on the New York Stock Exchange, on the second trading day prior to the Expiration Date (the “Determination Date”); provided, that in no event shall the Alibaba VWAP be less than $100.00 for the purpose of computing the Purchase Price. Yahoo will announce the Alibaba VWAP and the prices payable for Shares pursuant to the Offer for each multiple within the Permitted Range by press release and on the Offer webpage described in the Offer to Purchase no later than 4:30 p.m., New York City time, on the Determination Date (June 9, 2017 based on the current Expiration Date). Such press release, which will also include the maximum number of Shares we may purchase in the Offer, will also be filed as an amendment to the Schedule TO-I that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Offer.

Promptly after the Expiration Date, Yahoo will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will not be less than $37.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, by determining the lowest multiple, within the Permitted Range, at which Shares have been tendered or have been deemed to have been tendered in the Offer (the “Final Multiple”), that when multiplied by the Alibaba VWAP, which will not be less than $100.00 for such purpose, will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $3,000,000,000. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a multiple of 0.370 (which is the lowest multiple within the Permitted Range) for purposes of determining the Purchase Price pursuant to the Offer. Shares properly tendered pursuant to an Auction Tender will only be eligible for purchase if the price determined by multiplying the Alibaba VWAP by the multiple specified in respect of such tendered Shares is equal to or less than the Purchase Price.

All Shares purchased in the Offer will be purchased at the Purchase Price regardless of whether they were tendered at a lower multiple than the Final Multiple. However, because of the “odd lot” priority, proration and conditional tender provisions described in this Offer to Purchase, all of the Shares tendered at or below the Final Multiple (including by making a Purchase Price Tender) may not be purchased if Shares are properly tendered and not properly withdrawn at or below the Final Multiple (including by making a Purchase Price Tender) having an aggregate purchase price greater than $3,000,000,000. In accordance with the rules of the SEC, the Company may, without amending or extending the Offer, increase the amount of Shares accepted for payment in the Offer by no more than 2% of the number of our issued and outstanding Shares, thereby increasing the aggregate purchase price of Shares to be purchased in the Offer. See Section 1 of the Offer to Purchase.

Subject to the conditions of the Offer, only Shares properly tendered, or deemed to be tendered, at multiples at or below the Final Multiple and not properly withdrawn will be eligible for purchase in the Offer. Shares tendered but not purchased pursuant to the Offer will be returned to the tendering stockholders promptly following the Expiration Date. See Section 3 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered, or deemed to be tendered, and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $3,000,000,000, the Company will purchase Shares: (i) first, from all holders of “odd lots” of less than 100 Shares who properly tender all of their Shares at or below the Final Multiple (including by making a Purchase Price Tender) (and do not properly withdraw them prior to the Expiration Date); (ii) second, from all other stockholders who properly tender Shares at or below the Final Multiple (including by making a Purchase Price Tender) (and do not properly withdraw them prior to the Expiration Date), on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), until the Company has purchased Shares resulting in an aggregate purchase price of $3,000,000,000; and (iii) third, only if necessary to permit the Company to purchase Shares resulting in an aggregate purchase price of $3,000,000,000, from holders who properly tender Shares (and do not properly withdraw them prior to the Expiration Date) at or below the Final Multiple (including by making a Purchase Price Tender) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered and not properly withdrawn all of their Shares at or below the Final Multiple (including by making a Purchase Price Tender) prior to the Expiration Date. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described above, the Company may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price (including by making a Purchase Price Tender). See Section 1 of the Offer to Purchase.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; you cannot use it to tender Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Shares at a multiple, not greater than 0.420 nor less than 0.370, in increments of 0.002, as indicated in the attached Instruction Form, to be used in determining the price per share, net to you in cash, less any applicable withholding taxes and without interest. Alternatively, you may tender your Shares as a Purchase Price Tender whereby you agree to tender your Shares at the Purchase Price determined pursuant to the Offer.

2. You are urged to consult with your investment or tax advisors on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

3. The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions, including the conditions that (i) the pending sale (the “Sale Transaction”) by Yahoo of its operating business to Verizon Communications Inc. has been completed, (ii) the Shares shall have been removed from the Standard and Poor’s 500 Composite Index (the “S&P 500”); and (iii) the Alibaba VWAP shall not be less than $80.00. In the event that the completion of the Sale Transaction is delayed beyond the date on which the Shares are removed from the S&P 500, the Company may waive, in its discretion, the condition to the Offer that the Sale Transaction has been completed.

4. The Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on June 13, 2017, unless the Offer is extended or withdrawn.

5. Except as set forth in Section 5 of the Offer to Purchase, the Company will pay all stock transfer taxes or stamp duties on its purchase of Shares pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

6. If you wish to tender different Shares at different multiples, you must complete a separate Instruction Form for each multiple to be used in determining each price at which you wish to tender Shares. We must submit separate Letters of Transmittal or Agent’s Message on your behalf for each multiple to be used in determining each price at which you are tendering Shares. The same Shares cannot be tendered at more than one multiple, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

7. If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase), you may instruct us to tender on your behalf all of the Shares that you own at any multiple within the Permitted Range prior to the Expiration Date, and you check the box captioned “Odd Lots” on the attached Instruction Form, and the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares tendered at or below the Final Multiple for payment before any proration of the purchase of other tendered Shares.

8. If you wish to tender Shares subject to the condition that all or a specified minimum number of your Shares tendered must be purchased if any Shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

9. If you wish to tender Shares, you should complete, sign and return to the Depositary the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) in order to avoid U.S. federal income tax backup withholding of the gross proceeds paid to you pursuant to the Offer. See the “Important U.S. Federal Income Tax Information” section of the Letter of Transmittal for further information.

If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your Shares, we will tender all your Shares held by us unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on June 13, 2017, unless the Offer is extended or withdrawn.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. In any U.S. state where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such U.S. state.

WHILE THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT MADE AND IS NOT MAKING, AND NONE OF THE COMPANY, THE COMPANY’S AFFILIATES OR SUBSIDIARIES, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY (EACH AS DEFINED IN THE OFFER TO PURCHASE) HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE MULTIPLE OR MULTIPLES TO BE USED IN DETERMINING THE PRICE PER SHARE AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND, IF YOU ARE MAKING AN AUCTION TENDER, THE MULTIPLE OR MULTIPLES TO BE USED IN DETERMINING THE PRICE PER SHARE AT WHICH YOU WILL TENDER THEM. BEFORE TAKING ANY ACTION WITH RESPECT TO THE OFFER, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR TAX ADVISORS AND OTHER ADVISORS.

THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS HAVE INFORMED THE COMPANY OF THEIR INTENTION NOT TO TENDER ANY SHARES IN THE OFFER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

by

Yahoo! Inc.

for

Up to $3,000,000,000 of its Common Stock

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 16, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), by Yahoo! Inc., a Delaware corporation (the “Company”), to purchase for cash up to $3,000,000,000 of shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to (i) auction tenders (“Auction Tenders”) at prices equal to (A) the Alibaba VWAP (as defined below), multiplied by (B) multiples specified by tendering stockholders not greater than 0.420 nor less than 0.370 (the “Permitted Range”), provided that in no event will the Purchase Price (as defined below) be less than $37.00 per Share, or (ii) purchase price tenders (“Purchase Price Tenders”) pursuant to which stockholders indicate they are willing to sell their Shares to the Company at the Purchase Price determined in the Offer, in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. Capitalized terms used in this letter but not defined herein have the meanings given in the enclosed Offer to Purchase.

The “Alibaba VWAP” (determined as described in the Offer to Purchase) means the daily volume-weighted average price for an American Depositary Share (“ADS”) of Alibaba Group Holding Limited (“Alibaba”), on the New York Stock Exchange, on the second trading day prior to the Expiration Date (the “Determination Date”); provided, that in no event shall the Alibaba VWAP be less than $100.00 for the purpose of computing the Purchase Price. Yahoo will announce the Alibaba VWAP and the prices payable for Shares pursuant to the Offer for each multiple within the Permitted Range by press release and on the Offer webpage described in the Offer to Purchase no later than 4:30 p.m., New York City time, on the Determination Date (June 9, 2017 based on the current Expiration Date). Such press release, which will also include the maximum number of Shares we may purchase in the Offer, will also be filed as an amendment to the Schedule TO-I that the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) relating to the Offer.

Promptly after the Expiration Date, Yahoo will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will not be less than $37.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn in the Offer, by determining the lowest multiple, within the Permitted Range, at which Shares have been tendered or have been deemed to have been tendered in the Offer (the “Final Multiple”), that when multiplied by the Alibaba VWAP, which will not be less than $100.00 for such purpose, will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $3,000,000,000. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a multiple of 0.370 (which is the lowest multiple within the Permitted Range) for purposes of determining the Purchase Price pursuant to the Offer. Shares properly tendered pursuant to an Auction Tender will only be eligible for purchase if the price determined by multiplying the Alibaba VWAP by the multiple specified in respect of such tendered Shares is equal to or less than the Purchase Price.

The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the

Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal; (5) any foreign exchange obligations triggered by the undersigned’s tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Number of Shares to be tendered by you for the account of the undersigned:                  Shares. Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS

(CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: MULTIPLE TO BE USED IN DETERMINING THE PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Purchase Price Tender,” the undersigned is indicating the multiple to be used in determining the price per share at which Shares are being tendered. This election could mean that none of the Shares being tendered hereby will be purchased if the multiple checked below is higher than the Final Multiple, as determined pursuant to the Offer to Purchase. A STOCKHOLDER WHO WISHES TO TENDER DIFFERENT SHARES AT DIFFERENT MULTIPLES MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH MULTIPLE TO BE USED IN DETERMINING EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one multiple, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: MULTIPLE AT WHICH SHARES ARE

BEING TENDERED

☐ Multiple 0.370	☐ Multiple 0.396
☐ Multiple 0.372	☐ Multiple 0.398
☐ Multiple 0.374	☐ Multiple 0.400
☐ Multiple 0.376	☐ Multiple 0.402
☐ Multiple 0.378	☐ Multiple 0.404
☐ Multiple 0.380	☐ Multiple 0.406
☐ Multiple 0.382	☐ Multiple 0.408
☐ Multiple 0.384	☐ Multiple 0.410
☐ Multiple 0.386	☐ Multiple 0.412
☐ Multiple 0.388	☐ Multiple 0.414
☐ Multiple 0.390	☐ Multiple 0.416
☐ Multiple 0.392	☐ Multiple 0.418
☐ Multiple 0.394	☐ Multiple 0.420

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

☐

By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Auction Price Tender: Multiple to be Used in Determining the Price Per Share at Which Shares Are Being Tendered,” the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares being tendered hereby pursuant to the Offer (subject to the provisions relating to “odd lots” priority, proration and conditional tender). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM MULTIPLE OF 0.370 (WHICH IS THE LOWEST MULTIPLE WITHIN THE PERMITTED RANGE) AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PURCHASE PRICE OF $37.00 PER SHARE. (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 6 of the Letter of Transmittal)

Under certain conditions, stockholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares at or below the Final Multiple and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):
Name(s):
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):
Zip Code(s):

Daytime Area Code and Telephone Number:

Dated: , 2017